Exhibit 21


                                BANK UNITED CORP.
                            SCHEDULE OF SUBSIDIARIES

BNKU Holdings, Inc.
Allecon Reinsurance Company



                               BNKU HOLDINGS, INC.
                            SCHEDULE OF SUBSIDIARIES

BUC Title Venture Corp.
Bank United



                                   BANK UNITED
                            SCHEDULE OF SUBSIDIARIES

Bank United Securities Corp.
Commonwealth United Mortgage Company
Commonwealth General Services Agency, Inc.
United Agency Corporation
United Capital Management Corporation
United Mortgage Securities Corporation
CTL Leasing, Inc.